                                                                    Exhibit 99.2


USA NETWORKS, INC.
($ IN MILLIONS)

2001 (a)                     Q1 '01              Q2 '01              Q3 '01               Q4 '01             2001 (a)
                       ------------------  ------------------  -------------------  ------------------  -------------------
                       Guidance   Growth   Guidance   Growth   Guidance    Growth   Guidance   Growth   Guidance   Growth
                       --------- --------  --------- --------  ---------  --------  --------- --------  --------- ---------
                            (b, c, d)               b                   e
Revenue - operating      $1,150       9%     $1,220      13%     $1,270       20%     $1,435      14%     $5,075       14%
Revenue - emerging           75      17%         90      54%        100       63%        145     100%        410       60%
                       --------- --------  --------- --------  ---------  --------  --------- --------  --------- ---------
    Total Revenue        $1,225      10%     $1,310      15%     $1,370       23%     $1,580      20%     $5,485       17%
                       ========= ========  ========= ========  =========  ========  ========= ========  ========= =========

EBITDA - operating        $ 262      10%      $ 283      15%      $ 265       25%      $ 330      18%     $1,140       17%
EBITDA - emerging           (42)    -18%        (38)     13%        (30)      28%        (15)     65%       (125)      24%
                       --------- --------  --------- --------  ---------  --------  --------- --------  --------- ---------
    Total EBITDA          $ 220      10%      $ 245      29%      $ 235       38%      $ 315      36%     $1,015       28%
                       ========= ========  ========= ========  =========  ========  ========= ========  ========= =========

Basic EPS                 (0.15)              (0.16)              (0.18)               (0.14)              (0.61)
Fully converted cash EPS   0.08                0.10                0.07                 0.09                0.35

FREE CASH FLOW                                      Estimated  Guidance
                                                       2000      2001
                                                     --------  ---------
    EBITDA, net                                        $ 791     $1,015
    Capital expenditures                                (203)      (160)
    Programming payments in excess of amortization      (153)       (90)
    Taxes, including distributions to LLC partners      (102)      (200)
    Cable distribution fees                              (79)       (65)
    Interest                                             (47)       (35)
    Other, net                                          (312)f     (115)
                                                     --------  ---------
        Total Free Cash Flow                            (105)       350 g
                                                     ========  =========

FOOTNOTES
 a The Company's overall 2001 guidance is unchanged from its filing on October 26, 2000, except to remove guidance for USA Broadcasting, the sale of which was announced in December, 2000. Growth rates for total revenue and total EBITDA also account for non-recurring charges and German Deutschemark currency fluctuations recognized during 2000.

 b A weak advertising market is anticipated to continue for the first half of 2001, and is expected to have a greater impact on USA Network revenue than on SCI FI revenue.

 c HSN's EBITDA growth in Q1 '01 will be tempered by a one-time $4.7 million income credit recognized as the result of a lawsuit settlement in Q1 '00.

 d Ticketmaster's growth in Q1 will be impacted by costs related to the acquired operations of TicketWeb and 2b Technology, which are expected to be EBITDA profitable by the second half of 2001.

 e Studios USA Q3 revenue and EBITDA growth will be favorably impacted by the syndication sale of Law & Order to TNT.

 f Includes investments, acquisitions, changes in working capital, and other items in 2000.

 g 2001 free cash flow excludes the anticipated proceeds from the sale of USA Broadcasting.





IMPORTANT

    This guidance reflects estimates that USAi is comfortable releasing to analysts and the public, and contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include the information relating to possible or assumed future results of operations of USAi. This guidance reflects the current views of USAi with respect to future events. The following important factors, in addition to those described in USAi's filings with the Securities and Exchange Commission, could affect the future results of USAi, and could cause those results to differ materially from those expressed in the forward-looking statements: material adverse changes in economic conditions in the markets served by our businesses; future regulatory actions and conditions in our businesses' operating areas; competition from others; successful integration of our divisions, including recently acquired businesses; product demand and market acceptance; the ability to protect proprietary information and technology or to obtain necessary licenses on commercially reasonable terms; and obtaining and retaining key executives and employees. These forward-looking statements are made as of the date hereof and USAi undertakes no obligation to update or revise them, whether as a result of new information, future events or any other reason. These statements do not include the potential impact of any mergers, acquisitions or other business combinations that may be completed in the future.